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                                 Exhibit 21.1

                                  NESCO, Inc.

         1.   Fuel Recovery Systems, Inc., an Oklahoma Corporation
         2.   Lab One Analytical, Inc., an Oklahoma Corporation
         3.   THH Alpha, Inc., a North Carolina Corporation
         4.   Carolina Drilling Services, Inc., a North Carolina Corporation
         5.   Summit Environmental Services, Inc., an Oklahoma Corporation
         6.   NESCO Acceptance Corporation, an Oklahoma Corporation

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